Exhibit 11 - Statement RE:  Computation of Earnings Per Share

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                                                                   Three Months Ended June 30,
                                                                    1996                    1995
                                                     ----------------------  ----------------------



Primary EPS
  Average shares outstanding                                      2,668,269               1,964,142

  Net effect of dilutive stock options: based on the
    treasury stock method using the average market
    price                                                            94,465                  70,765
                                                     ----------------------  ----------------------
         Totals                                                   2,762,734               2,834,907
                                                     ======================  ======================


Net income                                           $            1,189,833  $            1,210,629
                                                     ======================  ======================



Earnings per share assuming no dilution              $                 0.43  $                 0.59
                                                     ======================  ======================


Fully Diluted EPS

  Average shares outstanding                                      2,668,269               1,964,142



  Net effect of dilutive stock options:  based on the
    treasury stock method using the greater of the
    quarter-end market price or the average market
    price                                                            99,305                  72,762

  Assumed conversion of 7.00% convertible
   subordinated debentures                                                -                 704,385
                                                     ----------------------  ----------------------



         Totals                                                   2,767,574               2,741,289
                                                     ======================  ======================


Net income                                           $            1,189,833  $            1,210,629

Add interest on convertible subordinated debentures,
net of federal income tax effect                                          -                 122,602
                                                     ----------------------  ----------------------


Net income, as adjusted                              $            1,189,833  $            1,333,231
                                                     ======================  ======================


Earnings per share assuming full dilution            $                 0.43  $                 0.49
                                                     ======================  ======================

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